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                                                    Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       FLORIDA EAST COAST INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                FLORIDA                                         59-2349968
      (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                       Identification No.)

           ONE MALAGA STREET
         ST. AUGUSTINE, FLORIDA                                 32085-1048
(Address of principal executive offices)                        (Zip Code)


          FLORIDA EAST COAST INDUSTRIES, INC. 2002 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 HEIDI J. EDDINS
                            EXECUTIVE VICE PRESIDENT,
                          SECRETARY AND GENERAL COUNSEL
                       FLORIDA EAST COAST INDUSTRIES, INC.
                                ONE MALAGA STREET
                        ST. AUGUSTINE, FLORIDA 32085-1048
                     (Name and address of agent for service)

                                 (904) 829-3421
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
              TITLE OF                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
             SECURITIES                   AMOUNT TO BE         OFFERING PRICE           AGGREGATE            REGISTRATION
          TO BE REGISTERED                 REGISTERED            PER SHARE           OFFERING PRICE              FEE
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
Class A Common Stock (no par value)       2,000,000(1)           $22.13(2)             $44,260,000            $4,071.92

==========================================================================================================================

         (1) This Registration Statement also registers an additional number of shares of Class A Common Stock as may be issued pursuant to the anti-dilution provisions of the Plan. The Class A Common Stock also includes certain rights under the Registrant's Rights Plan which, until the occurrence of certain events specified in the Rights Plan, will not be exercisable or evidenced separately from the Class A Common Stock.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Class A Common Stock reported on the New York Stock Exchange on June 19, 2002.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Current Reports on Form 8-K filed on May 15, 2002 and February 13, 2002 (File No. 001-08728), (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 001-08728), (iii) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 001-08728), (iv) the description of the Registrant's Class A common stock ("Class A Common Stock"), no par value, contained in the Registrant's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (File No. 001-08728) and (v) the description of the Registrant's Rights Plan contained in the Registrant's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description (File No. 001-08728).

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Florida East Coast Industries, Inc. 2002 Stock Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.


ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Class A Common Stock to which this Registration Statement relates has been passed upon

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for the Registrant by Heidi J. Eddins, General Counsel of the Registrant. Ms.
Eddins is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries, including the Plan to which this Registration Statement relates.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article X of the Amended and Restated Articles of Incorporation of the Registrant, a Florida corporation, provides for the indemnification of the directors and officers to the fullest extent permitted by the Florida Business Corporation Act. In addition, the Amended and Restated Articles of Incorporation provide for indemnification when a person is threatened to be made a party or otherwise involved in any action, suit or proceeding.

         Section 607.0850 of the Florida Business Corporation Act authorizes indemnification when a person is or was made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for judgments, settlements, penalties, fines (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees) actually and reasonably incurred with respect to a proceeding.

         If such a proceeding is brought by or in the right of the corporation (i.e. a derivative suit), such person may be indemnified against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to a conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, in such case, allow such indemnification of such person for such expenses as the court deems proper.

         Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

    4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Appendix D to the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on February 4, 2000 (File No. 001-08728)).

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix E to the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on February 4, 2000 (File No. 001-08728)).

    4.3 Rights Agreement dated as of October 9, 2000 between the Registrant and First Union National Bank (incorporated by reference to
             Exhibit 1 to Registration Statement on Form 8A, filed with the Registrant's Commission on October 4, 2000 (File No. 001-08728)).

    5.1 Opinion of Heidi J. Eddins, General Counsel of the Registrant, as to the legality of the shares being registered.

   23.1      Consent of KPMG LLP.

   23.2 Consent of Heidi J. Eddins, General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"


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                  table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 17th day of June, 2002.


                             FLORIDA EAST COAST INDUSTRIES, INC.


                             By: /s/ Robert W. Anestis
                                 Robert W. Anestis
                                 Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Anestis and Heidi J. Eddins (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

        Signature                    Capacity                       Date
        ---------                    --------                       ----

    /s/ Robert W. Anestis     Chairman, President, Chief        June 17, 2002
    Robert W. Anestis         Executive Officer and Director
                              (Principal Executive Officer)

    /s/ Richard G. Smith      Executive Vice President and      June 17, 2002
    Richard G. Smith          Chief Financial Officer
                              (Principal Financial Officer)

    /s/ Mark Leininger        Vice President and Controller     June 17, 2002
    Mark Leininger            (Principal Accounting Officer)


    /s/ Richard S. Ellwood    Director                          June 17, 2002
    Richard S. Ellwood


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        Signature                    Capacity                       Date
        ---------                    --------                       ----

    /s/ J. Nelson Fairbanks   Director                          June 17, 2002
    J. Nelson Fairbanks


    /s/ David M. Foster       Director                          June 19, 2002
    David M. Foster


    /s/ A.C. Harper           Director                          June 17, 2002
    A. C. Harper


    /s/ Adolfo Henriques      Director                          June 17, 2002
    Adolfo Henriques


                              Director
    Gilbert Lamphere


    /s/ Joseph Nemec          Director                          June 17, 2002
    Joseph Nemec


    /s/ Herbert Peyton        Director                          June 18, 2002
    Herbert Peyton


    /s/ W. L. Thornton        Director                          June 17, 2002
    W. L. Thornton



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                                  EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

    4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Appendix D to the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on February 4, 2000 (File No. 001-08728)).

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Appendix E to the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on February 4, 2000 (File No. 001-08728)).

    4.3 Rights Agreement dated as of October 9, 2000 between the Registrant and First Union National Bank (incorporated by reference to Exhibit 1 to Registration Statement on Form 8A, filed with the Registrant's Commission on October 4, 2000 (File No. 001-08728)).

    5.1 Opinion of Heidi J. Eddins, General Counsel of the Registrant, as to the legality of the shares being registered.

   23.1           Consent of KPMG LLP.

   23.2 Consent of Heidi J. Eddins, General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



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